UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 13, 2007 James Y. Gleasman, the company's Chief Executive Officer, made the following statements on the company's website www.torvec.com :

Message from the CEO
April 13, 2007

At our January 25th shareholders meeting, we disclosed that we were actively engaged in the following very promising initiatives:

An ongoing program with the National Aeronautics and Space Administration to integrate a modified version of Torvec’s infinitely variable transmission and IsoTorque differential with NASA’s lunar vehicle scheduled for a return trip to the moon;

The New York State and National School Bus Program, designed to retrofit approximately 55,000 New York State school buses and approximately 500,000 school buses nationwide with Torvec’s infinitely variable transmissions and IsoTorque differentials;

The "green city" program announced by Mayor Daley of Chicago to incorporate Torvec’s transmission and IsoTorque differential in that city’s fleet of trucks, buses and other assorted city vehicles, including police, fire and other emergency vehicles;

Ongoing discussions with Chinese officials and company representatives concerning the acquisition of Torvec’s technologies;

An ongoing program with Nissan’s racing team;

A development project with Koenigsegg, a very well known, Swedish "super-car" manufacturer;

and,

Ongoing discussions with a major domestic first-tier supplier.

We also informed you that each of these initiatives was being pursued under strict rules of confidentiality which severely limit what we can publicly announce regarding the progress being made.

I can tell you, however, that each of these projects continues to move forward---- that none are dead or forgotten---- that we as your management are very pleased with our position and that we trust we will have a significant announcement to make to you in the very near future.

As you might have gathered from reading our 2006 Annual Report as filed with the SEC on Form 10-K, we have been engaged by a major U.S. manufacturer to produce a design-specific constant velocity joint for incorporation in a vehicle the manufacturer is designing for it to secure a major contract. It is anticipated that the manufacturer will be entering into an exclusive supplier agreement with Torvec for the constant velocity joint. The manufacturer has also expressed interest in acquiring exclusive rights to Torvec’s transmission and IsoTorque differential for specified vehicle applications.

I can also tell you that as a direct result of our marketing efforts, we will be engaging in discussion in the near future with another major U.S. first-tier supplier concerning its interest in our transmission, constant velocity joint and IsoTorque differential. We and the supplier have both identified what appear to be mutually exciting synergies that would be generated by our joining forces and we believe the upcoming talks will prove to be profitable---- literally.

I am fully aware that for some shareholders, the only "worthwhile" Update is one that announces a "deal." Well, this Update does not announce a "deal" nor does it promise that a "deal" will be made tomorrow, next week or even next month. Yet, your management does believe that a commercial event is closer than it ever has been and we continue our pledge to you to work day and night until such an event becomes a reality.

Sincerely,

James Gleasman
CEO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

April 13, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO